As filed with the Securities and Exchange Commission on June 21, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COVIDIEN INTERNATIONAL FINANCE S.A.

(Exact name of registrant as specified in its charter)

Luxembourg

(State or other jurisdiction of incorporation or organization)

3841

(Primary Standard Industrial Classification Number)

98-0518567

(I.R.S. Employer Identification Number)

3b Boulevard Prince Henri

L-1724 Luxembourg

+ 352 266-3790

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

John H. Masterson, Esq.

Senior Vice President and General Counsel

Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

Telephone: (508) 261-8000

Fax: (508) 261-8544

(Name, address, including zip code, and telephone number,

including area code, of agent for service for each registrant)

With copies to:

Keith F. Higgins, Esq.

Paul M. Kinsella, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Telephone: (617) 951-7000

Fax: (617) 951-7050

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Debt Securities of Covidien International Finance S.A.				(2)
Guarantee of Debt Securities by Covidien Ltd.				(3)
Guarantee of Debt Securities by Covidien public limited company				(3)

(1)	An indeterminate aggregate initial offering price and amount of debt securities is being registered as may from time to time be offered and sold at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee on a “pay-as-you-go basis.”
(3)	The debt securities of Covidien International Finance S.A. will be fully and unconditionally guaranteed by each of Covidien Ltd. and Covidien public limited company. No separate consideration will be received for the guarantees of debt securities of Covidien International Finance S.A. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
Covidien Ltd.(1)	Bermuda	98-0518045
Covidien public limited company(1)	Ireland	98-0624794

(1)	The address, including zip code, and telephone number, including area code, of the registrant is 20 Lower Hatch Street, Dublin 2, Ireland; Telephone: +353 (1) 438-1700. The primary standard industrial classification number and the name, address, including zip code, and telephone number, including area code, of the agent for service are the same as those of Covidien International Finance S.A.

PROSPECTUS

Covidien International Finance S.A.

Debt Securities

Covidien public limited company and Covidien Ltd.

Guarantees of Debt Securities

By this prospectus, Covidien International Finance S.A. (“CIFSA”) may offer and sell from time to time debt securities, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering. The debt securities will be fully and unconditionally guaranteed by Covidien Ltd., the direct parent company of CIFSA, and Covidien public limited company (“Covidien plc”), the direct parent company of Covidien Ltd. and indirect parent company of CIFSA.

We will provide the specific terms of the debt securities and guarantees in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We may offer the securities through underwriting syndicates managed or co-managed by one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 18 of this prospectus.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplement relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that Covidien plc, Covidien Ltd. and CIFSA have filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by Commission rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the Commission’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

CERTAIN TERMS USED IN THIS PROSPECTUS

Unless otherwise stated or the context requires otherwise, the “issuer” or “CIFSA” refers to Covidien International Finance S.A., the issuer of the debt securities, “the company”, “we,” “us” and “our” refer to Covidien plc and its subsidiaries, including Covidien Ltd. and Covidien International Finance S.A.

RISK FACTORS

Investing in CIFSA’s debt securities involves risk. Before you decide whether to purchase any of CIFSA’s debt securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement and in Covidien plc’s most recent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Commission. For more information, see the section of this prospectus entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment in CIFSA’s debt securities. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD LOOKING STATEMENTS

This prospectus, including any related prospectus supplement and the documents incorporated herein and therein by reference, contains “forward-looking statements” within the meaning of the Federal securities laws. These forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should” or the negative of these terms or similar expressions.

Forward-looking statements are based on our current expectations, assumptions, estimates and projections about our businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control or difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from those expressed in the forward-looking statements.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

The risk factors discussed under “Item 1A. Risk Factors” in Covidien plc’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009 and under similar headings in Covidien plc’s subsequently filed Quarterly Reports on Form 10-Q, as well as the other risks and uncertainties described in any applicable prospectus supplement and in other documents incorporated by reference herein, could cause our results to differ materially from those expressed in forward-looking statements. We undertake no obligation to publicly update forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. Investors are advised, however, to consult any further disclosures we make on related subjects in future reports filed with the Commission.

THE COMPANY

We are a global leader in the development, manufacture and sale of healthcare products for use in clinical and home settings. Our products are found in almost every hospital in the United States, and we have a significant and growing presence in non-U.S. markets. Our mission is to create and deliver innovative healthcare solutions, developed in ethical collaboration with medical professionals, which enhance the quality of life for patients and improve outcomes for our customers and our shareholders.

Covidien Ltd. was incorporated in Bermuda in 2000 as a wholly-owned subsidiary of Tyco International Ltd. Until June 29, 2007, Covidien Ltd. did not engage in any significant business activities and held minimal assets. As part of a plan to separate Tyco International into three independent companies, Tyco International transferred the equity interests of the entities that held all of the assets and liabilities of its healthcare businesses to Covidien Ltd. and, on June 29, 2007, distributed all of its shares of Covidien Ltd. to Tyco International shareholders. Our financial results incorporated into this prospectus reflect the consolidated operations of Covidien Ltd. as an independent publicly-traded company following June 29, 2007, and a combined reporting entity comprised of the assets and liabilities used in managing Tyco International Ltd.’s healthcare businesses, including Covidien Ltd., prior to and including June 29, 2007.

In December 2008, our Board of Directors approved moving our principal executive office from Bermuda to Ireland. On May 28, 2009, shareholders voted in favor of a reorganization proposal pursuant to which Covidien Ltd. common shares would be cancelled and holders of such shares would receive ordinary shares of Covidien plc on a one-to-one basis. The reorganization transaction was completed on June 4, 2009, following approval from the Supreme Court of Bermuda, at which time Covidien plc replaced Covidien Ltd. as the ultimate parent company. Shares of the Irish company, Covidien plc, began trading on the New York Stock Exchange on June 5, 2009 under the symbol “COV,” the same symbol under which Covidien Ltd. shares were previously traded.

We operate our businesses through three segments:

•

Medical Devices includes the development, manufacture and sale of endomechanical instruments, soft tissue repair products, energy devices, oximetry and monitoring products, airway and ventilation products, products used in vascular therapies and other medical products.

•	Pharmaceuticals includes the development, manufacture and distribution of specialty pharmaceuticals, active pharmaceutical ingredients, specialty chemicals, contrast products and radiopharmaceuticals.

•	Medical Supplies includes the development, manufacture and sale of nursing care products, medical surgical products, SharpSafety products and original equipment manufacturer products (OEM).

The principal executive offices of Covidien International Finance S.A. are located at 3b Boulevard Prince Henri, L-1724 Luxembourg and the telephone number of its principal executive offices is + 352 266-3790. The principal executive offices of each of Covidien Ltd. and Covidien plc are located at 20 Lower Hatch Street, Dublin 2, Ireland and the telephone number at that address is +353 (1) 438-1700.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, including the repayment of outstanding debt. Pending such uses, the proceeds may be invested temporarily in short-term securities. Investors should refer to the applicable prospectus supplement for any specific use of proceeds from a particular offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense (before interest is capitalized), amortization of debt expenses and an appropriate interest factor on operating leases.

	Six Months Ended March 26, 2010	Year Ended September 25, 2009	Year Ended September 26, 2008	Year Ended September 28, 2007	Year Ended September 29, 2006	Year Ended September 30, 2005
Ratio of Earnings to Fixed Charges	10.87	9.52	9.25	2.57	10.58	8.21

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under the indenture, dated October 22, 2007, as supplemented, among CIFSA, Covidien Ltd., Covidien plc and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”). References to the Indenture in this description refer to the Indenture as supplemented. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. CIFSA may issue additional debt securities in the future without the consent of the holders of outstanding debt securities. If CIFSA issues additional debt securities of any series, those debt securities will contain the same terms as and be deemed part of the same series as that series of new debt securities. The terms and provisions of other series of debt securities that may be issued under the Indenture may differ. CIFSA may issue other debt securities separately, upon conversion of or in exchange for other securities, or as part of a unit with other securities.

General

Reference is made to the applicable prospectus supplement for the following terms of the debt securities: (1) the aggregate principal amount of the debt securities; (2) the percentage of their principal amount at which the debt securities will be issued, if issued at a discount from their principal amount; (3) the date on which the debt securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the debt securities will bear interest, if any, or the method by which such interest rates will be determined; (5) the times at which such interest, if any, will be payable; (6) the date, if any, after which the debt securities may be redeemed at the option of CIFSA or the Holder (as defined in the Indenture) and the redemption price; (7) the terms of any redemption, whether mandatory or optional; (8) the denominations in which the debt securities are authorized to be issued; (9) if other than U.S. dollars, the currency (including composite currencies) in which payment of principal of (and premium if any) and interest (if any) on such debt securities shall be payable; (10) any additional affirmative or negative covenants or events of default applicable to any series of debt securities; and (11) any other terms of the debt securities not inconsistent with the provisions of the Indenture.

Except as otherwise provided in the applicable prospectus supplement, the debt securities will be issued in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The debt securities will be CIFSA’s direct and unconditional general obligations. The debt securities will be unsubordinated and unsecured obligations ranking equally with all of CIFSA’s existing and future unsubordinated and unsecured obligations. Claims of holders of the debt securities will be effectively subordinated to the claims of holders of CIFSA’s secured debt, if any, with respect to the collateral securing such claims and structurally subordinated to the debt of CIFSA’s subsidiaries.

Guarantees

Covidien Ltd. and Covidien plc, jointly and severally, will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the debt securities, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. Each of Covidien Ltd.’s and Covidien plc’s guarantees is its unsecured, unsubordinated obligation and ranks equally with all other unsecured and unsubordinated obligations of Covidien Ltd. and Covidien plc, respectively. The guarantees provide that in the event of a default in payment on a debt security, the holder of the debt security may institute legal proceedings directly against Covidien Ltd. and Covidien plc to enforce the guarantees without first proceeding against CIFSA.

Redemption Upon Changes in Withholding Taxes

CIFSA may redeem all, but not less than all, of the debt securities under the following conditions:

•

If there is an amendment to, or change in, the laws or regulations of Luxembourg, Ireland or Bermuda, or another jurisdiction in which CIFSA, Covidien Ltd., Covidien plc or any successor thereof may be organized, or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action or such holding is with respect to CIFSA, Covidien Ltd. or Covidien plc which amendment or change is announced or becomes effective after the date on which the Notes are first issued.

•

As a result of such amendment or change, CIFSA, Covidien Ltd. or Covidien plc becomes, or there is a material probability that CIFSA, Covidien Ltd. or Covidien plc will become, obligated to pay Additional Amounts, as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities.

•	The obligation to pay Additional Amounts cannot be avoided through CIFSA’s, Covidien Ltd.’s, or Covidien plc’s commercially reasonable measures.

•	CIFSA delivers to the trustee:

•

a certificate of CIFSA, Covidien Ltd. or Covidien plc, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by CIFSA, Covidien Ltd. or Covidien plc, as the case may be, taking commercially reasonable measures available to it; and

•

a written opinion of independent legal counsel to CIFSA, Covidien Ltd. or Covidien plc, as the case may be, of recognized standing to the effect that CIFSA, Covidien Ltd. or Covidien plc, as the case may be, is obligated to, or there is a material probability that it will become obligated to, pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that CIFSA, Covidien Ltd., or Covidien plc, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it.

•

Following the delivery of the certificate and opinion described above, CIFSA provides notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which CIFSA, Covidien Ltd. or Covidien plc would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of the items discussed above, CIFSA may redeem the debt securities at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Redemption of the Debt Securities in Other Circumstances

Any additional redemption rights with respect to the debt securities will be set forth in the applicable prospectus supplement.

Covenants

Affirmative Covenants

CIFSA has agreed in the Indenture that it will:

•	pay the principal, interest and any premium on the debt securities when due at the rate specified in the debt securities;

•	maintain a place of payment;

•

along with Covidien Ltd. and Covidien plc, furnish to the trustee on or before March 31 of each year a certificate executed by the principal executive, financial or accounting officer as to such officer’s knowledge of CIFSA’s, Covidien Ltd.’s or Covidien plc’s, as the case may be, compliance with all covenants and agreements under the Indenture; and

•	make available to the trustee all reports and information filed with the Commission.

Negative Covenants

Negative covenants applicable to a specific series of debt securities will be set forth in the applicable Indenture supplement for such series of debt securities and described in the applicable prospectus supplement.

Limitations on Consolidations, Mergers and Sales of Assets

The Indenture provides that CIFSA, Covidien Ltd. and Covidien plc will not merge or consolidate with any other person and will not sell or convey all or substantially all of its assets to any person, unless:

•

either Covidien plc, Covidien Ltd. or CIFSA, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance of all or substantially all the assets of Covidien plc, Covidien Ltd. or CIFSA, as the case may be (if other than Covidien plc, Covidien Ltd. or CIFSA, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the debt securities or the obligations under the applicable guarantee, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the Indenture to be performed or observed by Covidien plc, Covidien Ltd. or CIFSA, as the case may be, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) is an entity treated as a “corporation” for U.S. tax purposes or Covidien plc, Covidien Ltd. or CIFSA, as the case may be, obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

•

no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

Events of Default

The following are events of default under the Indenture with respect to each series of the debt securities:

•	default in the payment of any installment of interest upon any of such debt securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

•

default in the payment of all or any part of the principal of or premium, if any, on any of such debt securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

•

default in the performance, or breach, of any covenant or agreement of Covidien plc, Covidien Ltd. or CIFSA in respect of such debt securities and the guarantees (other than the failure to comply with any covenant or agreement contained in Section 314(a)(1) of the Trust Indenture Act or to file with the trustee the information that may be required to be filed with the Commission or a default or breach specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Covidien plc, Covidien Ltd. and CIFSA by the trustee or to Covidien plc, Covidien Ltd., CIFSA and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of all series issued under the Indenture affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or

•

any guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by Covidien plc, Covidien Ltd. or CIFSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such guarantee; or

•

a court having jurisdiction in the premises shall enter a decree or order for relief in respect of CIFSA, Covidien Ltd. or Covidien plc in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of CIFSA, Covidien Ltd. or Covidien plc or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

•

CIFSA, Covidien Ltd. or Covidien plc shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of CIFSA, Covidien Ltd. or Covidien plc or for any substantial part of its property, or make any general assignment for the benefit of creditors.

Any additional events of default applicable to a specific series of debt securities will be set forth in the applicable Indenture supplement for such series of debt securities and described in the applicable prospectus supplement.

Any failure to perform, or breach of, any covenant or agreement of Covidien plc, Covidien Ltd. or CIFSA in respect of the debt securities and the guarantees contained in Section 314(a)(1) of the Trust Indenture Act or to file with the trustee the information that may be required to be filed with the Commission shall not be a default or an event of default. Remedies against Covidien plc, Covidien Ltd. and CIFSA for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Covidien plc, Covidien Ltd. and CIFSA by the trustee or to Covidien plc, Covidien Ltd., CIFSA and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of all series under the Indenture affected thereby, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the Indenture, CIFSA will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

In any event of default with respect to the debt securities, unless the principal has already become due and payable, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, by notice in writing to CIFSA, Covidien Ltd. and Covidien plc, and to the trustee if notice is given by such holders, may declare the unpaid principal of all such debt securities to be due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities may waive any default in the performance of any of the covenants contained in the Indenture with respect to the debt securities of such series and its consequences, except a default regarding payment of principal, premium, if any, or interest. Any such waiver shall cure such default.

Subject to the terms of the Indenture, if an event of default under the Indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the debt securities if the trustee determines in good faith that the proceeding could result in personal liability. The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series, provided that:

•	it is not in conflict with any law or the Indenture; and

•	it is not unduly prejudicial to the rights of the holders of the debt securities of another series issued under the Indenture.

A holder of the debt securities will only have the right to institute a proceeding under the Indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to the debt securities;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request, and such holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

•

the trustee does not institute such action, suit or proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities other conflicting directions within 60 days after such notice, request and offer.

The right of any holder to receive payment of principal, premium, if any, or interest or to institute a suit for such payment shall not be impaired without the consent of such holder.

Modification of the Indenture

CIFSA, Covidien Ltd., Covidien plc and the trustee may enter into a supplemental indenture or indentures without the consent of any holders of the debt securities with respect to certain matters, including:

•

to cure any ambiguity, defect or inconsistency in the Indenture or any series of debt securities, including making any such changes as are required for the Indenture to comply with the Trust Indenture Act, or to make such other provisions in regard to matters or questions arising under the Indenture as the board of directors of CIFSA may deem necessary or desirable, and which shall not in either case adversely affect the interest of the holders of outstanding debt securities in any material respect;

•

to evidence the succession of another person to Covidien plc, Covidien Ltd. or CIFSA, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Covidien plc, Covidien Ltd. or CIFSA, as the case may be, pursuant to provisions in the Indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add covenants for the benefit of the holders of all or any outstanding series of debt securities or to surrender any of CIFSA’s, Covidien Ltd.’s or Covidien plc’s rights or powers;

•	to add any additional events of default for the benefit of the holders of all or any outstanding series of debt securities;

•	to change or eliminate any provisions of the Indenture if the provision that is changed or eliminated does not apply to any outstanding debt securities;

•	to secure the debt securities of any series;

•	to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in the Indenture, to provide which, if any, of the covenants of CIFSA shall apply to such series, to provide which of the events of default shall apply to such series, to provide for the terms and conditions upon which the guarantees by Covidien plc and Covidien Ltd. of such series may be released or terminated or to define the rights of the holders of such series of debt securities;

•

to issue additional debt securities of any series if such additional debt securities have the same terms and will be part of the same series as the applicable series of debt securities to the extent required under the Indenture; and

•

to provide for a successor trustee with respect to the debt securities of one or more series and add or change any provision of the Indenture to provide for or to facilitate the administration of the trust by more than one trustee.

In addition, under the Indenture, the rights of holders may be changed by Covidien plc, CIFSA, Covidien Ltd. and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series at the time outstanding that are affected. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

•

extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any debt security of any series;

•	reduce the premium payable upon the redemption of any debt security;

•	make any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date; or

•	reduce the percentage of debt securities the holders of which are required to consent to any such supplemental indenture or indentures.

An amendment of a provision included solely for the benefit of one or more series of debt securities does not affect the interests of the holders of any other series of debt securities.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if the consent approves the substance of it.

Information Concerning the Trustee

Deutsche Bank Trust Company Americas will serve as the trustee for the debt securities pursuant to the Indenture. The address of the corporate trust office of the trustee is 60 Wall Street, 27th Floor, New York, New York 10005. Pursuant to the Trust Indenture Act, if a default occurs with respect to any series of the debt securities, Deutsche Bank Trust Company Americas would be required to resign as trustee within 90 days of default unless such default were cured, duly waived or otherwise eliminated.

The trustee, upon an event of default under the Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of the Indenture or adequate indemnity against such risk is not reasonably assured it.

The trustee may resign with respect to one or more series of debt securities by giving a written notice to CIFSA and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying CIFSA and the trustee. CIFSA may remove the trustee if:

•	the trustee acquires a “conflicting interest,” as such term is defined in the Trust Indenture Act, and fails to comply with the Trust Indenture Act;

•	the trustee fails to comply with the eligibility requirements provided in the Indenture; or

•	the trustee:

•	is incapable of acting,

•	is adjudged to be bankrupt or insolvent,

•	commences a voluntary bankruptcy proceeding, or

•	a receiver is appointed for the trustee, its property or its affairs for the purpose of rehabilitation, conservation or liquidation.

If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, CIFSA will appoint a successor trustee in accordance with the provisions of the Indenture.

A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the Indenture.

Payment and Paying Agents

The interest on the debt securities on any interest payment date will be paid to the person in whose name such debt securities (or one or more predecessor debt securities) are registered at the close of business on the regular record date for such interest.

CIFSA may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by CIFSA. If CIFSA does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series.

All funds paid by Covidien plc, Covidien Ltd. or CIFSA to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the debt securities which remains unclaimed at the end of one year after such principal, premium, if any, or interest has become due and payable will be repaid to Covidien plc, Covidien Ltd. or CIFSA, as the case may be, and the holder of the debt securities thereafter may look only to Covidien plc, Covidien Ltd. and CIFSA for payment thereof.

Payment of Additional Amounts

Unless otherwise required by law, none of CIFSA, Covidien Ltd. nor Covidien plc will deduct or withhold from payments made with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that CIFSA, Covidien Ltd. or Covidien plc is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the debt securities or the guarantees, as the case may be, CIFSA, Covidien Ltd. or Covidien plc, as the case may be, will pay such Additional Amounts (as defined below) so that the net amount received by each holder of debt securities, including the Additional Amounts, will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. However, Additional Amounts will not be paid with respect to a payment to a holder of debt securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than the holder’s mere ownership of a debt security, nor will we pay Additional Amounts for or on the account of:

•

any Taxes that are imposed or withheld solely because the beneficial owner of such debt securities, or a fiduciary, settler, beneficiary, or member of the beneficial owner if the beneficial owner is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

•

has or had any present or former connection (other than the mere fact of ownership of a debt security) with the Taxing Jurisdiction imposing such Taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;

•

with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a corporation that has accumulated earnings to avoid United States federal income tax;

•	owns or owned 10% or more of the total combined voting power of all classes of stock of CIFSA, Covidien Ltd. or Covidien plc;

•	any estate, inheritance, gift, sales, transfer, excise or personal property Taxes imposed with respect to the debt securities, except as otherwise provided in the Indenture;

•

any Taxes imposed solely as a result of the presentation of the debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 30-day period;

•

any Taxes imposed solely as a result of the failure of the beneficial owner or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the holder or beneficial owner of a debt security, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

•

with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of sections 871(h) or 881(c) of the Internal Revenue Code of 1986, as amended from time to time;

•	any Taxes that are payable by any method other than withholding or deduction by CIFSA, Covidien Ltd. or Covidien plc or any paying agent from payments in respect of such debt security;

•	any Taxes that are required to be withheld by any paying agent from any payment in respect of any debt security if such payment can be made without such withholding by at least one other paying agent;

•

any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003 on the taxation of savings income in the form of interest payments, or any law implementing or complying with, or introduced in order to conform to, that Directive;

•	any withholding or deduction for Taxes which would not have been imposed if the relevant debt security had been presented to another paying agent in a Member State of the European Union; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to a holder of a debt security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to a beneficial owner of a debt security that is not the sole beneficial owner of such debt security, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

We refer to the amounts that CIFSA, Covidien Ltd. or Covidien plc is required to pay to preserve the net amount receivable by the holders of debt securities as “Additional Amounts.” Whenever in the Indenture, the debt securities, the guarantees or in this “Description of Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt security, such mention includes the payment of Additional Amounts to the extent payable in the particular context. The foregoing provisions will survive any termination or the discharge of the Indenture and will apply to any jurisdiction in which any successor to CIFSA, Covidien Ltd. or Covidien plc, as the case may be, is organized or is engaged in business for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

Each of CIFSA, Covidien Ltd. and Covidien plc, as applicable, also:

•	will withhold or deduct the Taxes as required;

•	will remit the full amount of Taxes deducted or withheld to the relevant taxing authority in accordance with all applicable laws;

•	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and

•

upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by CIFSA, Covidien Ltd. or Covidien plc or if, notwithstanding CIFSA’s, Covidien Ltd. or Covidien plc’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities or a guarantee is due and payable, if CIFSA, Covidien Ltd. or Covidien plc will be obligated to pay Additional Amounts with respect to such payment, CIFSA, Covidien Ltd. or Covidien plc will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of the debt securities on the payment date.

In addition, CIFSA will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

Governing Law

The Indenture and the debt securities are deemed to be a contract made under the internal laws of the State of New York, and for all purposes will be construed in accordance with the laws of New York without regard to conflicts of laws principles that would require the application of any other law except to the extent that the Trust Indenture Act is applicable.

Satisfaction and Discharge

CIFSA’s obligations with respect to a series of the debt securities will be discharged upon Covidien plc’s, Covidien Ltd.’s or CIFSA’s irrevocable deposit with the trustee, in trust, of funds or governmental obligations sufficient to pay at maturity within one year or upon redemption within one year all of such debt securities which have not already been delivered to the trustee for cancellation, including:

•	principal;

•	premium, if any;

•	unpaid interest; and

•	all other payments due under the terms of the Indenture with respect to such debt securities.

Notwithstanding the above, CIFSA may not be discharged from the following obligations which will survive until such debt securities mature:

•	to make any interest or principal payments that may be required;

•	to register the transfer or exchange of such debt securities;

•	to replace stolen, lost or mutilated debt securities;

•	to maintain a paying agent; and

•	to appoint a new trustee as required.

CIFSA also may not be discharged from the following obligations which will survive the satisfaction and discharge of such debt securities:

•	to compensate and reimburse the trustee in accordance with the terms of the Indenture; and

•	to receive unclaimed payments held by the trustee for at least one year and remit such payments to the holders if required.

Defeasance of Covenants Under Certain Circumstances

Upon compliance with specified conditions, CIFSA will not be required to comply with some covenants contained in the Indenture and the supplemental indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to such debt securities, or, if applicable, CIFSA’s obligations with respect to such debt securities will be discharged. These conditions include:

•

the irrevocable deposit, in trust with the trustee for the benefit of the holders of such debt securities, of funds, or governmental obligations, in each case, sufficient to pay all the principal of, premium, if any, and interest on such debt securities to maturity or redemption, as the case may be, and all other amounts payable by CIFSA under the Indenture;

•

the delivery to such trustee of a certificate signed by authorized persons and an opinion of counsel, each stating that all conditions precedent specified in the Indenture relating to covenant defeasance have been complied with;

•

an event of default under the Indenture described in the first, second, fourth, fifth or sixth bullet points in the first paragraph under the caption “Events of Default” has not occurred and is not continuing, and an event which with notice or lapse of time or both would become such an event of default with respect to such debt securities has not occurred and is not continuing, on the date of such deposit;

•

the delivery to such trustee of an opinion of counsel or a ruling received by the Internal Revenue Service to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such covenant defeasance and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case absent such exercise;

•	the trustee will not have a conflicting interest for the purposes of the Trust Indenture Act with respect to any debt securities due to the defeasance; and

•	such covenant defeasance will not result in the trust arising from such deposit constituting, unless it is qualified, a regulated investment company under the Investment Company Act of 1940.

Compliance Certificates and Opinions of Counsel

The Indenture requires Covidien plc, Covidien Ltd. or CIFSA to furnish the following to the trustee under certain circumstances:

•

in the case of any redemption of debt securities prior to the expiration of any restriction on redemption contained in the debt securities or the Indenture, a certificate evidencing compliance with the restriction;

•	as may be required by the Commission, information, documents and reports as to compliance with or defaults under the Indenture;

•

prior to the closing of any consolidation, merger, sale, transfer, lease or conveyance of Covidien plc, Covidien Ltd. or CIFSA’s assets substantially as an entirety, a certificate and an opinion of counsel as to compliance with the Indenture and the conditions set forth under the heading “Limitation on Covidien plc, Covidien Ltd. and CIFSA’s Ability to Consolidate, Merge and Sell Assets”;

•

prior to a defeasance, a certificate and an opinion of counsel, each stating that all conditions precedent specified in the Indenture relating to satisfaction and discharge have been complied with; and

•

unless a certificate or opinion of counsel is not already required, in connection with any action that CIFSA may ask the trustee to take under the Indenture, a certificate and/or an opinion of counsel as to compliance with conditions precedent in the Indenture relating to the proposed action.

Agent for Service of Process

The agent for service of process for each of Covidien plc, Covidien Ltd. and CIFSA in the State of New York for any action relating to the Indenture or the debt securities is CT Corporation System, which currently maintains a New York City office at 111 Eighth Ave., 13th Floor, New York, New York 10011.

BOOK-ENTRY SYSTEM

Each series of debt securities offered by this prospectus may be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, unless we specify otherwise in the applicable prospectus supplement, a global debt security representing that series will be deposited with, or on behalf of, DTC, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository. However, unless we specify otherwise in the applicable prospectus supplement, if the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased securities represented by a global debt security. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that the Depository, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global debt security.

We will wire principal, interest and any premium payments to the Depository or its nominee. We and the applicable Trustee will treat the Depository or its nominee as the owner of the global debt security for all purposes, including any notices and voting. Accordingly, we, the applicable Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global debt security to owners of beneficial interests in a global debt security.

Unless we specify otherwise in the applicable prospectus supplement, DTC will act as Depository for debt securities issued as global debt securities. The debt securities will be registered in the name of Cede & Co. (DTC’s partnership nominee).

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at http://www.dtcc.com and http://www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us or the applicable Trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable Trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the underwriters nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the applicable Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents are not responsible for the performance by DTC of its obligations under the rules and procedures governing its operations or otherwise.

Any underwriters, dealers or agents of any debt securities may be Direct Participants of DTC.

So long as the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as initial purchasers, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

PLAN OF DISTRIBUTION

We may sell debt securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more individual, institutional or other purchasers, through agents or through any combination of these methods of sale. The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or at negotiated prices (any of which may represent a discount from the prevailing market prices).

In connection with the sale of debt securities, underwriters or agents may receive compensation from us or from purchasers of debt securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell the debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the debt securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, each series of debt securities will be a new issue with no established trading market. We may elect to list any series of debt securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the debt securities.

Under agreements into which the we may enter, underwriters will be, and dealers and agents who participate in the distribution of the debt securities may be, entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We may also use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize dealers or other persons acting as the our agents to solicit offers by certain institutions to purchase debt securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on the date or dates stated in such prospectus supplement. Each Contract will be for an amount no less than, and the aggregate principal amounts of debt securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us. Contracts will not be subject to any conditions except (i) the purchase by an institution of the debt securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if debt securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the debt securities less the principal amount thereof covered by the Contracts. If in conjunction with the sale of the debt securities to institutions under Contracts, the debt securities are also being sold to the public, the consummation of the sale under the Contracts shall occur simultaneously with the consummation of the sale to the public. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such Contracts.

In order to comply with the securities laws of certain states, if applicable, the debt securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states debt securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the debt securities offered hereby may not simultaneously engage in market making activities with respect to the debt securities for a period of two business days prior to the commencement of such distribution.

ENFORCEMENT OF CIVIL LIABILITIES

General

CIFSA is a Luxembourg company, Covidien Ltd. is a Bermuda company and Covidien plc is an Irish company. CIFSA, Covidien and Covidien plc have consented in the Indenture to jurisdiction in the U.S. federal and state courts in The City of New York and to service of process in The City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the Indenture, the notes or the guarantees. A substantial majority of each of Covidien Ltd.’s directly held assets and Covidien plc’s indirectly held assets consist of shares in CIFSA. Accordingly, any judgment against CIFSA, Covidien Ltd. or Covidien plc in respect of the Indenture, the notes or the guarantees, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg, Bermuda or Ireland. Investors should not assume that the courts of Luxembourg, Bermuda or Ireland would enforce judgments of U.S. courts obtained against CIFSA, Covidien Ltd. or Covidien plc predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against CIFSA, Covidien Ltd. or Covidien plc predicated solely upon such laws.

Luxembourg

CIFSA is incorporated under the laws of Luxembourg. Certain members of the board of directors are non-residents of the United States and a substantial portion of CIFSA’s assets and those of such directors are located outside the United States. As a result, you may not be able to effect a service of process within the United States on CIFSA or on such persons or to enforce in Luxembourg courts judgments obtained against CIFSA or such persons in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal and state securities laws or other laws. Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against CIFSA or such persons in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. securities laws.

CIFSA has been advised by Allen & Overy Luxembourg, its Luxembourg counsel, that the United States and the Grand-Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d’Arrondissement) pursuant to Section 678 of the New Luxembourg code of Civil Procedure. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

•	the U.S. judgment is enforceable (executoire) in the United States;

•	the jurisdictional ground of the U.S. court is founded according to Luxembourg private international law rules and to the applicable domestic U.S. federal or state jurisdiction rules;

•	the U.S. court has applied to the dispute the substantive law which would have been applied by Luxembourg courts;

•	the U.S. judgment must not have violated the right of the defendant to present a defense;

•	the principles of natural justice have been complied with; and

•	the U.S. judgment does not contravene Luxembourg international public policy. In practice, Luxembourg courts tend not to review the merits of a U.S. judgment.

Ireland

Covidien plc is incorporated under the laws of Ireland. Covidien plc has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

Bermuda

Covidien Ltd. is incorporated under the laws of Bermuda. In addition, certain of its directors and officers reside outside the United States, and all or a substantial portion of its assets and the assets of such persons are or may be located in jurisdictions outside the United States. As such, it may be difficult or impossible to effect service of process within the United States upon Covidien Ltd. or those persons.

Covidien Ltd. has been advised by Appleby, its Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgements of U.S. courts obtained in actions against Covidien Ltd. or its directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against Covidien Ltd. or such persons predicated solely upon U.S. federal securities laws. Further, Covidien Ltd. has been advised by Appleby that there is no treaty in force between the U.S. and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against Covidien Ltd. or its directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over Covidien Ltd. or its directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a certain sum based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition to and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against Covidien Ltd. or its directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on Covidien Ltd. or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

VALIDITY OF DEBT SECURITIES

The validity of the debt securities will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Covidien plc’s Annual Report on Form 10-K for the year ended September 25, 2009, and the effectiveness of Covidien plc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated and combined financial statements and includes explanatory paragraphs related to a) the fact that prior to the separation of Covidien plc (formerly Covidien Ltd.) from Tyco International Ltd. on June 29, 2007, the healthcare businesses of Tyco International Ltd. were comprised of the assets and liabilities used in managing and operating the various healthcare businesses of Tyco International Ltd. and include allocations of corporate overhead, net interest expense and other expenses, from Tyco International which may not be reflective of the actual costs or debt which would have been incurred had the company operated as a separate entity apart from Tyco International, and b) changes in the company’s method of accounting for uncertain tax positions in 2008, and changes in the measurement date in 2009 and adoption of new recognition and disclosure requirements in 2007 for pension and postretirement plans, all to conform to new authoritative guidance issued by the Financial Accounting Standards Board and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated and combined financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the Commission. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of securities, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Commission also maintains a website that contains reports and other information regarding registrants like us that file electronically with the Commission. The address of such site is: http://www.sec.gov. Reports, proxy statements and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Our Internet website is www.covidien.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Commission. In addition, we have posted the charters for our Audit Committee, Compensation and Human Resources Committee, Nominating and Governance Committee and Compliance Committee, as well as our Corporate Governance Guidelines and Guide to Business Conduct, under the heading “Corporate Governance” in the Investor Relations section of our website.

CIFSA filed with the Commission a Registration Statement on Form S-3 under the Securities Act, with respect to debt securities to be issued by CIFSA. The guarantees of each of Covidien plc and Covidien Ltd. with respect to the debt securities to be issued by CIFSA are also covered by the Registration Statement. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the locations described above. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by Covidien plc with the Commission pursuant to the Exchange Act are incorporated in this prospectus by reference:

•	Covidien plc’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009.

•	Covidien plc’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 25, 2009 and March 26, 2010.

•	Covidien plc’s Proxy Statement on Scheduled 14A filed on January 25, 2010 and Definitive Additional Materials on Schedule 14A filed on January 25, 2010.

•	Covidien plc’s Current Reports on Form 8-K filed on September 30, 2009, November 6, 2009, December 17, 2009, January 25, 2010, March 18, 2010, May 26, 2010, June 1, 2010 and June 16, 2010.

All documents filed by Covidien plc pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of all debt securities shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in an applicable prospectus supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus or any prospectus supplement, except as so modified or superseded.

Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein. Requests should be made to:

Covidien

15 Hampshire Street

Mansfield, Massachusetts 02048

Attention: Investor Relations

Telephone: (508) 452-4363

Copies of these filings are also available, without charge, at the Investor Relations section of our website. The other contents of our website have not been, and shall not be deemed to be, incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution*

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the debt securities being registered hereby (other than underwriting discounts and commissions).

	Estimated Amounts
Securities and Exchange Commission registration fee	$—	(1)
Legal fees and expenses	$200,000
Rating agency fees	$1,500,000
Accounting fees and expenses	$85,000
Trustee fees and expenses	$15,000
Printing and engraving expenses	$20,000
Miscellaneous	$10,000

Total	$1,830,000

*	All fees and expenses are estimated. All of the above fees and expenses will be borne by us.
(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

Item 15.	Indemnification of Directors and Officers

Covidien International Finance S.A. (“CIFSA”)

CIFSA’s Articles of Association contain provisions in accordance with which it may indemnify any director or officer and his heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of CIFSA or, at his request, of any other corporation of which CIFSA is a shareholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which CIFSA is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

Covidien Ltd.

Under the bye-laws of Covidien Ltd., Covidien Ltd. may indemnify directors or officers for any loss or liability attaching to them from negligence, default, breach of duty or breach of trust for which a director or officer may be liable, except that it may not indemnify for fraud or dishonesty, conscious, intentional or willful breaches of an obligation to act honestly or in good faith in our best interests or claims for recovery of any gain, personal profit or advantage to which the director or officer is not legally entitled. Bermuda law permits Covidien Ltd. to maintain insurance to compensate for any liability incurred by a director or officer in their official capacity or to indemnify for loss or liability related to negligence, default, breach of duty or breach of trust.

Covidien public limited company (“Covidien plc”)

Covidien plc’s articles of association confer an indemnity on its directors and Secretary only in the limited circumstances permitted by the Irish Companies Acts. The Irish Companies Acts prescribe that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director or secretary and the company.

This restriction does not apply to executives who are not directors or the Secretary of Covidien plc. Covidien plc’s articles of association provide that, as far as is permissible under the Irish Companies Acts, Covidien plc shall indemnify any executive officer of Covidien plc (excluding the Secretary) against any expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is threatened to be made a party, or is otherwise involved, by reason of the fact that he or she is or was an executive officer. This indemnity does not extend to any liability arising out of (a) any fraud or dishonesty in the performance of such person’s duty to Covidien plc, or (b) such person’s conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of Covidien plc.

The directors of Covidien plc may on a case-by-case basis decide at their discretion that it is in the best interest of Covidien plc to indemnify an individual director from any liability arising from his or her position as a director of Covidien plc. However, this discretion must be exercised bona fide in the best interests of Covidien plc as a whole. Irish companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers.

Indemnification Agreements

Covidien Ltd. has entered into indemnification agreements with the directors and Secretary of Covidien plc that provide for the indemnification of and the advancing of expenses to the indemnitee to the fullest extent (whether partial or complete) permitted under law and, to the extent insurance is maintained, to provide for the continued coverage of the indemnitee under their directors’ and officers’ liability insurance policies.

Directors and Officers Liability Insurance

Covidien plc maintains directors and officers liability insurance on behalf of itself and each of Covidien Ltd. and Covidien International Finance S.A. which provides for payment on behalf of a director or officer of each of the registrants of certain defined losses arising from claims against such directors or officers by reason of certain defined wrongful acts, subject to certain exclusions.

Item 16.	Exhibits

A list of exhibits filed herewith or incorporated by reference is contained in the Index to Exhibits beginning on page E-1, which is incorporated herein by reference.

Item 17.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each undersigned registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on June 21, 2010.

COVIDIEN INTERNATIONAL FINANCE S.A.

By:	/S/ MICHELANGELO STEFANI
Name:	Michelangelo Stefani
Title:	Managing Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of the Company, hereby severally constitute and appoint Charles J. Dockendorff, John H. Masterson and John W. Kapples and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-3 of the Company, including post-effective amendments to the Registration Statement, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHELANGELO STEFANI Michelangelo Stefani	Managing Director (Principal Executive, Financial and Accounting Officer)	June 21, 2010

/S/ ANTON STADTBAUMER Anton Stadtbaumer	Director	June 21, 2010

/S/ KEVIN G. DASILVA Kevin G. DaSilva	Director and Authorized Representative in the United States	June 21, 2010

/S/ ERIC C. GREEN Eric C. Green	Director	June 21, 2010

/S/ ERIK DE GRES Erik de Gres	Director	June 21, 2010

/S/ THOMAS FORD Thomas Ford	Director	June 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 21, 2010.

COVIDIEN LTD.

By:	/S/ JACINTA LAMBERT
Name:	Jacinta Lambert
Title:	Vice President—Finance

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of the Company, hereby severally constitute and appoint Charles J. Dockendorff, John H. Masterson and John W. Kapples and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-3 of the Company, including post-effective amendments to the Registration Statement, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RICHARD J. MEELIA Richard J. Meelia	President and Chief Executive Officer (Principal Executive Officer)	June 21, 2010

/S/ CHARLES J. DOCKENDORFF Charles J. Dockendorff	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 21, 2010

/S/ JACINTA LAMBERT Jacinta Lambert	Vice President—Finance and Director (Principal Accounting Officer)	June 21, 2010

/S/ ERIC C. GREEN Eric C. Green	Director	June 21, 2010

/S/ JOHN W. KAPPLES John W. Kapples	Director and Authorized Representative in the United States	June 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mansfield, Commonwealth of Massachusetts, on June 21, 2010.

COVIDIEN PUBLIC LIMITED COMPANY

By:	/S/ RICHARD J. MEELIA
Name:	Richard J. Meelia
Title:	Chairman, Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of the Company, hereby severally constitute and appoint Charles J. Dockendorff, John H. Masterson and John W. Kapples and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-3 of the Company, including post-effective amendments to the Registration Statement, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RICHARD J. MEELIA Richard J. Meelia	Chairman, Chief Executive Officer and President (Principal Executive Officer)	June 21, 2010

/S/ CHARLES J. DOCKENDORFF Charles J. Dockendorff	Executive Vice President and Chief Financial Officer and Authorized Representative in the United States (Principal Financial Officer)	June 21, 2010

/S/ RICHARD G. BROWN, JR. Richard G. Brown, Jr.	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	June 21, 2010

/S/ CRAIG ARNOLD Craig Arnold	Director	June 21, 2010

/S/ ROBERT H. BRUST Robert H. Brust	Director	June 21, 2010

/S/ JOHN M. CONNORS, JR. John M. Connors, Jr.	Director	June 21, 2010

Signature	Title	Date

/S/ CHRISTOPHER J. COUGHLIN Christopher J. Coughlin	Director	June 21, 2010

/S/ TIMOTHY M. DONAHUE Timothy M. Donahue	Director	June 21, 2010

/S/ KATHY J. HERBERT Kathy J. Herbert	Director	June 21, 2010

/S/ RANDALL J. HOGAN, III Randall J. Hogan, III	Director	June 21, 2010

/S/ DENNIS H. REILLEY Dennis H. Reilley	Director	June 21, 2010

/S/ TADATAKA YAMADA Tadataka Yamada	Director	June 21, 2010

/S/ JOSEPH A. ZACCAGNINO Joseph A. Zaccagnino	Director	June 21, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement*

4.1	Indenture by and among Covidien International Finance S.A. (as Issuer), Covidien Ltd. (as Guarantor) and Deutsche Bank Trust Company Americas (as Trustee), dated as of October 22, 2007 (Incorporated by reference to Exhibit 4.1(a) to Covidient plc’s Current Report on Form 8-K filed on October 22, 2007).

4.2	First Supplemental Indenture by and among Covidien International Finance S.A. (as Issuer), Covidien Ltd. (as Guarantor) and Deutsche Bank Trust Company Americas (as Trustee), dated as of October 22, 2007 (Incorporated by reference to Exhibit 4.1(b) to Covidien plc’s Current Report on Form 8-K filed on October 22, 2007).

4.3	Second Supplemental Indenture by and among Covidien International Finance S.A. (as Issuer), Covidien Ltd. (as Guarantor) and Deutsche Bank Trust Company Americas (as Trustee), dated as of October 22, 2007 (Incorporated by reference to Exhibit 4.1(c) to Covidien plc’s Current Report on Form 8-K filed on October 22, 2007).

4.4	Third Supplemental Indenture by and among Covidien International Finance S.A. (as Issuer), Covidien Ltd. (as Guarantor) and Deutsche Bank Trust Company Americas (as Trustee), dated as of October 22, 2007 (Incorporated by reference to Exhibit 4.1(d) to Covidien plc’s Current Report on Form 8-K filed on October 22, 2007).

4.5	Fourth Supplemental Indenture by and among Covidien International Finance S.A. (as Issuer), Covidien Ltd. (as Guarantor) and Deutsche Bank Trust Company Americas (as Trustee), dated as of October 22, 2007 (Incorporated by reference to Exhibit 4.1(e) to Covidien plc’s Current Report on Form 8-K filed on October 22, 2007).

4.6	Fifth Supplemental Indenture by and among Covidien International Finance S.A. (as Issuer), Covidien Ltd. (as Guarantor), Covidien plc (as Guarantor) and Deutsche Bank Trust Company Americas (as Trustee), dated June 4, 2009 (Incorporated by reference to Exhibit 4.1 to Covidien plc’s Current Report on Form 8-K filed on June 5, 2009).

5.1	Opinion of Ropes & Gray LLP as to the legality of the debt securities and guarantees being registered, filed herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges, filed herewith.

23.1	Consent of Deloitte & Touche LLP, filed herewith.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Power of Attorney of Covidien International Finance S.A. (included on signature pages to this Registration Statement).

24.2	Power of Attorney of Covidien Ltd. (included on signature pages to this Registration Statement).

24.2	Power of Attorney of Covidien plc (included on signature pages to this Registration Statement).

25	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as trustee, filed herewith.

*	To be filed subsequently on Form 8-K or by post-effective amendment, which will be incorporated by reference herein.

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